UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2014

FTE Networks, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada (State of incorporation)	000-31355 (Commission File No.)	81-0438093 (IRS Employee Identification No.)

5495 Bryson Drive, Suite 423

Naples, FL 34109

(Address of principal executive offices, including zip code)

877-878-8136

(Registrant's telephone number, including area code)

Copies to:

Richard A. Friedman, Esq.

Henry Nisser, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 2, 2014, the Board of Directors of FTE Networks Inc. (the Company) is pleased to announce that David Lethem, age 55, has accepted the position of Chief Financial Officer. Mr. Lethem brings over 30 years of experience with publicly traded companies in the fields of finance and accounting, in addition to cross-border M&A transactions. Mr. Lethem joined the Company in April this year as Vice President of Corporate Compliance. Mr. Lethem holds an MBA, and is a Certified Internal Auditor and has his Certification in Risk Management Assurance from the Institute of Internal Auditors. Prior to joining the Company, David was the President of Audit Management Solutions Inc. since 2007, where he held various financial and accounting positions with both private and public companies as Chief Financial Officer, Corporate Controller, SEC/Audit and Financial Consultant, and Director of Audit.

Mr. Lethem entered into an employment agreement with the Company, which he was granted an annual salary of $120,000 per year, with standard employee insurance and other benefits including 150,000 shares of FTE Stock.

Subsequent to the filing of this Current Report on Form 8-K, Mr. Lethem will become the Principal Accounting Officer of the company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	David Lethem Employment Agreement dated June 2, 2014
99.1	Press Release of FTE Networks, Inc. dated June 3, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTE Networks, Inc.

Dated: June 3, 2014	By:	/s/ Michael Palleschi
Name: Michael Palleschi
Title: Chief Executive Officer

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